                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

   TENDER OF COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                            CABOT INDUSTRIAL TRUST
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates ("Share Certificates") representing common shares of beneficial interest, par value $0.01 per share ("Common Shares"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1998, as amended and restated as of September 10, 1998, and as further amended on October 28, 2001, between Cabot Industrial Trust, a Maryland real estate investment trust ("Cabot"), and EquiServe Limited Partnership (as successor to BankBoston, N.A.), as Rights Agent, of Cabot are not immediately available, (b) time will not permit all required documents to reach Computershare Trust Company of New York, which is acting as depositary (the "Depositary"), on or before the Expiration Date (as defined in Section 1 of the Offer to Purchase described below); or (c) the procedures for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on time. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (212) 701-7636

                             Confirm by Telephone:
                                                (212) 701-7624

     By Overnight Courier                 By Mail                        By Hand
Computershare Trust Company of Computershare Trust Company of Computershare Trust Company of
           New York                       New York                       New York
      Wall Street Plaza             Wall Street Station             Wall Street Plaza
  88 Pine Street, 19th Floor           P.O. Box 1010            88 Pine Street, 19th Floor
      New York, NY 10005          New York, NY 10260-1010           New York, NY 10005

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

                     THE GUARANTEE BELOW MUST BE COMPLETED

  Ladies and Gentlemen:

     The undersigned hereby tenders to Rooster Acquisition Corp., a Maryland corporation (the "Rooster Acquisition Corp."), upon the terms and subject to the conditions set forth in the Offer to Purchase of Rooster Acquisition Corp., dated November 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to
  Purchase:

  Number of Common Shares: ____________________________________________________

  Share Certificate Numbers (if available): ___________________________________

  If Common Shares will be delivered by book-entry transfer:
  Account No.: ________________________________________________________________

  Number of Common Shares:  ___________________________________________________

  Share Certificate Numbers (if available): ___________________________________

  Name(s) of Record Holder(s):

  _____________________________________________________________________________
                               PLEASE TYPE OR PRINT

  _____________________________________________________________________________

  ADDRESS _____________________________________________________________________
                                                           (INCLUDING ZIP CODE)

  AREA CODE AND TELEPHONE NUMBER ______________________________________________

  SIGNATURE(S) OF HOLDER(S) ___________________________________________________

  Dated:  _____________________________________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution") (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Common Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Common Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

  NAME OF FIRM ________________________________________________________________

  _____________________________________________________________________________

  _____________________________________________________________________________
                             AUTHORIZED SIGNATURE

  TITLE _______________________________________________________________________

  NAME ________________________________________________________________________
                              PLEASE TYPE OR PRINT

  _____________________________________________________________________________

  _____________________________________________________________________________

  ADDRESS _____________________________________________________________________

  DATED _______________________________________________________________________

  AREA CODE AND TELEPHONE NUMBER ______________________________________________

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
         SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                      3